Exhibit 21.1
ALON USA ENERGY, INC.
SUBSIDIARIES
Alon Asphalt Bakersfield, Inc., a Delaware corporation
Alon Assets, Inc., a Delaware corporation
Alon Petroleum Pipe Line, LP, a Delaware limited partnership
Alon Pipeline Logistics, LLC, a Delaware limited liability company
Alon Texas Star GP, LLC, a Delaware limited liability company
Alon USA Asphalt, Inc., a Delaware corporation
Alon USA Capital, Inc., a Delaware corporation
Alon USA Delaware, LLC, a Delaware limited liability company
Alon USA GP, LLC, a Delaware limited liability company
Alon USA, Inc., a Delaware corporation
Alon USA Interests, LLC, a Texas limited liability company
Alon USA, LP, a Texas limited partnership
Alon USA Operating, Inc., a Delaware corporation
Alon USA Pipeline, Inc., a Delaware corporation
Alon USA Refining, Inc., a Delaware corporation
APPL GP, LLC, a Delaware limited liability company
APPL LP, LLC, a Delaware limited liability company
AP Texas Star, L.P., a Delaware limited liability company
ATS LP, LLC, a Delaware limited liability company
Fin-Tex Pipe Line Company, a Texas corporation
SCS Finance GP LLC, a Delaware limited liability company
SCS Finance I, L.P., a Delaware limited partnership
SCS Finance II, L.P., a Delaware limited partnership
SCS Finance, Inc., a Delaware corporation
SCS Finance LP LLC, a Delaware limited liability company
Southwest Convenience Stores, LLC, a Texas limited liability company
T&R Assets, Inc., a Texas corporation